Exhibit 10.6

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE (“NOTE”)

Principal Amount: Up to $200,000
Dated: June 10, 2026

Graf Global Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Harraden Circle Investments, LLC, a Delaware limited liability company or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Two Hundred Thousand Dollars ($200,000) or such lesser amount as has been advanced by Payee to Maker and remains unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below, with such amount inclusive of Fifty Thousand Dollars ($50,000) previously advanced by the Payee to the Maker in March 2026 and Seventy-five Thousand Dollars ($75,000) previously advanced by the Payee to the Maker in April 2026. Subject to Section 15, all payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

This Note constitutes the entire agreement between the Maker and the Payee, and with James Graf with respect to the last sentence of Section 17 (Re-allocation), with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, related to such subject matter. In furtherance and not limitation of the foregoing, it is the intention of Maker and Payee that this Note replace and supersede the promissory note among the Maker, Payee, and James Graf dated June 4, 2026 and that this Note shall represent the substitution of one evidence of debt for another without any intention to extinguish the debt.

1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) the date on which Maker consummates an initial business combination (the “Closing Date”) and (ii) the date of the liquidation of Maker (the earlier of such date and the Closing Date, the “Maturity Date”). The principal balance may not be prepaid at any time without the consent of the Payee. The Payee understands that if a business combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333-279889) filed with the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), and that all other amounts will be forfeited, eliminated or otherwise forgiven. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Drawdown Requests. From time to time from the date hereof through the Maturity Date, Maker may make written requests to Payee to draw down all or a portion of the aggregate principal amount of this Note (each, a “Drawdown Request”), provided that each of the following conditions have been satisfied: (i) Maker’s board of directors has unanimously resolved to seek such funds for the purpose of funding Maker’s working capital requirements, and (ii) Payee has consented to such Drawdown Request (such consent not to be unreasonably withheld, conditioned or delayed). If both of the foregoing conditions have been satisfied, Payee shall fund each Drawdown Request via wire transfer no later than the later of (x) one (1) business day after receipt of a Drawdown Request or (y) the date as specified on the Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Two Hundred Thousand Dollars ($200,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. $125,000 has been advanced by the Payee to the Maker to date. Upon execution of this Note, the Maker and the Payee agree to an incremental Drawdown Request of $75,000. Accordingly, upon Payee’s payment of that $75,000, the principal balance of this Note shall total $200,000, with zero remaining available under this Note for possible future Drawdown Requests.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note; provided, however, that if any amount payable hereunder is not paid when due (after giving effect to any applicable grace period), such overdue amount shall bear interest, from and after the due date thereof until payment in full, at a rate per annum equal to the maximum rate permissible under applicable law.

4. Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within two (2) business days of the Closing Date.

(b)            Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)            Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)            Liquidation. For the avoidance of doubt, it shall not constitute an Event of Default in the event the Maker fails to consummate a business combination and liquidates and dissolves in accordance with its Amended and Restated Articles of Association, and Payee hereby irrevocably waives any and all rights to receive repayment of the outstanding Principal Amount and any other amounts due and owing under this Note in such a Liquidation.

6. Remedies.

(a)            Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other amounts payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, and (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Account Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. This Note binds and is for the benefit of the successors and permitted assigns of Maker and the Payee. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Conversion. Notwithstanding anything contained in this Note to the contrary, at Payee’s option, at any time prior to payment in full of the principal balance of this Note, Payee may elect to convert all or any portion of the unpaid principal balance of this Note into that number of shares of capital stock of the Maker or the surviving company in the Maker’s initial business combination (the “Shares”) equal to: (x) the outstanding principal amount of this Note divided by (y) ten dollars ($10.00), rounded up to the nearest whole number of Shares (the “Conversion Shares”). Such number of Conversion Shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies, subject only to any required SEC registration of the Conversion Shares if not available in an S-4 related to a business combination. Upon any such conversion of the principal amount of this Note, this Note shall become fully paid and satisfied.

16. Warrants. On the Closing Date and immediately prior to such closing, the Payee shall be issued one warrant (the “Warrant”) to purchase one Share for each dollar funded by Payee pursuant to this Note, on the same terms and conditions as those of the private placement warrants (“Private Placement Warrants”) that were issued to Graf Global Sponsor LLC in connection with the Maker’s initial public offering that was consummated on June 27, 2024 (i.e., at $1.00 per Warrant), including the transfer restrictions applicable to the Private Placement Warrants. The Conversion Shares, Warrants, and Shares underlying the Warrants (collectively, the “Registrable Securities”) (or the securities the Registrable Securities convert into on the Closing Date) (i) shall be registered as part of any registration statement issuing shares before the Closing Date, if possible, or (ii) if no such registration statement is filed, shall promptly be registered pursuant to the first registration statement filed by the issuer of the Registrable Securities, which shall be filed no later than 30 days after the Closing Date and declared effective no later than 90 days after the Closing Date.

17. Re-allocation. Graf Global Sponsor LLC may re-allocate securities among members of Graf Global Sponsor LLC and Graf Global Management LLC to satisfy the obligations of the Maker under Sections 15 and 16 of this Note. In the event of such re-allocation, the re-allocation of the securities shall not reduce or dilute the interests of the Payee or its affiliates in Graf Global Management LLC. For the avoidance of doubt, if Graf Global Sponsor LLC re-allocates securities in accordance with this Section 17, neither the Maker nor the surviving company in the Maker’s initial business combination shall be obligated to issue securities pursuant to Sections 15 and 16; provided, however, that such discharge shall only be effective upon the actual delivery of such re-allocated securities to Payee, and Graf Global Sponsor LLC hereby unconditionally agrees to deliver such securities to Payee no later than two (2) business days following the Closing Date.

18. Expenses. The Maker shall reimburse the Payee for all attorney fees incurred in the preparation of this Note.

[Signature page follows]

MAKER:

GRAF GLOBAL CORP.

James Graf, Chief Executive Officer

PAYEE:

HARRADEN CIRCLE INVESTMENTS, LLC

/s/ Frederick V. Fortmiller, Jr.
Frederick V. Fortmiller, Jr., Managing Member

JAMES GRAF

(with respect to the last sentence of Section 17- Re-allocation)

/s/ James Graf

[Signature page to Promissory Note]